EXHIBIT B

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D/A to which this Joint Filing Agreement is attached, and have duly executed this Joint Filing Agreement as of the date set forth below.

Dated: June 15, 2018	MARIPOSA ACQUISITION II, LLC

	By:	/S/ Martin E. Franklin
Name: Martin E. Franklin
Title: Manager

MARTIN E. REVOCABLE TRUST

	By:	/S/ Martin E. Franklin
Martin E. Franklin, as settlor and trustee of the Martin E. Franklin Revocable Trust

/S/ Martin E. Franklin
Martin E. Franklin

TASBURGH LLC

	By:	/S/ Ian G.H. Ashken
Name: Ian G.H. Ashken
Title: Managing Member

/S/ Ian G.H. Ashken
Ian G. H. Ashken

POWDER HORN HILL PARTNERS II, LLC

By:	/S/ James E. Lillie
Name: James E. Lillie
Title: Managing Member

/S/ James E. Lillie
James E. Lillie

THE DESIREE DESTEFANO REVOCABLE TRUST

By:	/S/ Desiree A. DeStefano
Name: Desiree A. DeStefano
Title: Trustee

/S/ Desiree A. DeStefano
Desiree A. DeStefano